Colombia’s FEDECORE and One World Pharma Join Forces to Develop Large Scale Hemp Projects Benefitting Small Farmers

Joint Venture Expected to Provide Significant Revenue Opportunities & Aligns With Company’s Humanitarian Efforts

LAS VEGAS, NV (December 9, 2019) – One World Pharma Inc. (OTCQB: OWPC), “OWP,” a fully licensed pure-play cannabis and hemp ingredient producer in Colombia, announced today that it has partnered with Colombia’s FEDECORE to provide seed-to-sale assistance to qualified local populations in Colombia. FEDECORE is the ‘Colombian Federation of Regional Advisors,’ which defends human rights, promoting inclusive policies, programs, and projects. It is tasked with developing social projects in post-conflict, underdeveloped and struggling municipalities of Colombia to improve the quality of living of the citizens in those regions. Under the joint venture, OWP owns 51% of the shares of Colcannapy S.A.S., a Colombian company, with FEDECORE owning the remaining 49%. Through Colcannapy, the parties intend to execute a new initiative with selected populations across the country to produce high-quality industrial hemp for subsequent international sale.

Colcannapy holds a valid seed license and 23 registered cultivars that will be provided to the designated groups to be used in FEDECORE’s industrial hemp project. The program will aim to educate local growers as to the modern, most efficient cultivation techniques for Colombia’s growing climate. OWP intends to then purchase up to 50% of all harvested plant material and sell it in the international marketplace, while FEDECORE will purchase the remaining biomass to be used domestically throughout Colombia.

Through FEDECORE’s efforts, Colombia’s government is fulfilling its promise to empower and enrich people who suffered through previous domestic conflict. OWP was chosen in part because of its significant expertise in seed characterization and its stated mission to beneficially partner with indigenous people. This is aligned with Colombia’s emerging subsidy program, which has been established to develop a leading international industrial hemp program nurtured by local farmers.

“It is a great tribute to our reputation in Colombia that we have been selected to partner with FEDECORE,” stated Brian Moore, President, One World Pharma. “Our Company’s initiatives include partnering with local farmers and indigenous people in a mutually beneficial way. Our partnership with FEDECORE is expected to allow us to do this on a large scale,” added Moore.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the Company’s need for additional funding, the demand for the Company’s products, governmental regulation of the cannabis industry, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, risks related to operating in Colombia, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other risks that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting One World Pharma, please refer to the Company’s Current Report on 8-K/A filed with the Securities and Exchange Commission on July 12, 2019, which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

One World Pharma Company Contact:

Mimi Tekabe

One World Pharma Inc.

1.800.605.3210

www.oneworldpharma.com

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